EXHIBIT 10.18

Our ref. 037817-0010 JLI/MDN

Funding Agreement	December 2007

Between

Svaneco Ltd. (BVI),

Sapiens Alliance (BVI),

Washburn Asset Ltd. (BVI),

Bent Helvang Madia ApS,

and

Bristol Worldwide Limited (BVI)

on the one side

and

Bark Corporation A/S

on the other side

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On the date set out herein below the following

Svaneco Ltd. (BVI)
c/o Svane
Fordepromenade 3, EG
24944 Flensburg
Germany

and

Sapiens Alliance (BVI)
c/o Lauritsen
Fordepromenade 3, EG
24944 Flensburg
Germany

and

Washburn Asset Ltd. (BVI)
Trident Cambers
PO Box 146
Road Town, Tortola
British Virgin Islands

and

Bent Helvang Media ApS
CVR no. 76948216
c/o Bent Helvang
Ibsvej 7
2680 Solrød Strand
Denmark

and

Bristol Worldwide Limited (BVI)
BVI company number: 1396891)

(hereinafter jointly referred to as the "Funding Partners")

and

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Bark Corporation A/S
CVR no. 29 93 51 06
Sølvgade 10, 5.
1307 Copenhagen K
Denmark

(hereinafter referred to as the "Company")

have entered into this funding agreement on the terms and conditions set out below (hereinafter referred to as the "Agreement").

WHEREAS	the Funding Partners have jointly established the Company with the aim to list the Company on the OTCBB and subsequently obtain a listing permit for the American Stock Exchange, AMEX.

WHEREAS

prior to the listing, an initial fund raising is required and the Funding Partners have agreed that each Funding Partner shall contribute to such funding on the terms and conditions set out in this Agreement.

1.	Introduction

1.1

Acting on behalf of the Company, the Funding Partners shall solicit for third parties to subscribe for shares at a minimum subscription price of USD 2.5 per share of a nominal value of DKK 0.055. The Funding Partners shall not act as agents or intermediates, but merely as providers of a commercial contact between the Company and potential new shareholders.

1.2

The Funding Partners agree that the solicitation for new shareholders shall be limited to a total number not exceeding 100 investors to ensure that the Company will not be obliged to issue a prospectus pursuant to relevant EU and Danish rules and regulations on public offerings for the subscription of shares.

1.3

The Funding Partners further agree that the employees of the Company shall be offered to subscribe for shares. No Funding Partner shall receive any commission for the shares subscribed by any employee or existing shareholder of the Company or any subsidiary of the Company.

2.	Funding commission

2.1	The Funding Partners agree that Mr Klaus Aamann shall receive a commission of twenty percent (20%) of the net proceeds received by the Company for

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any subscription for shares subscribed by third party shareholders provided by Mr Klaus Aamann.

2.2	As for the remaining Funding Partners, the commission receivable shall be ten percent (10%) of the net proceeds received by the Company.

2.3

Upon the Company receiving the net proceeds from the share subscription, the Company shall pay the commission amounts to the Funding Partners upon presentation of relevant vouchers. The Company is obliged to inform the Funding Partners in writing when receiving cash amounts in respect of share subscriptions.

2.4

The commission percentages stated in this Clause 2 shall constitute the entire expense incurred by the Company in the course of the share subscription, and the Funding Partners shall cover all costs, expenses and disbursements incurred in relation to the share subscription.

3.	Registration of new shares

3.1

Following receipt of the net subscription amounts, the Company shall procure that the necessary corporate actions are taken and records drawn up and filed with the Danish Commerce and Companies Agency. Further, the Company shall draw up and complete the register of shareholders to reflect the issue of new shares to the subscribers for shares.

3.2	The Company is obliged to issue share certificates which certificates will be delivered directly to the new shareholders.

4.	Choice of law and arbitration

4.1	This Agreement shall be governed by and construed in accordance with the laws of Denmark to the exclusion of the Danish conflict of law rules (no renvoi).

4.2

Any dispute arising out of or in connection with this Agreement, including any disputes regarding the existence, validity or termination hereof, shall be settled by arbitration in accordance with the Rules on Arbitration Procedure adopted by Danish Arbitration and in force at the time when such proceedings are commenced.

4.3	The place of arbitration shall be Copenhagen, and the language of the arbitration proceedings shall be English.

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5.	Counterparts

5.1	This Agreement has been executed in six (6) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

6.	Signatures

On behalf of Svaneco Ltd. (BVI):	On behalf of Sapiens Alliance (BVI):

/s/ Jesper Svane	/s/ René Lauritsen
Name: Jesper Svane	Name: René Lauritsen
Date:	Date:
Place:	Place:

On behalf of Washburn Asset Ltd. (BVI):	On behalf of Bent Helvang Media ApS:

/s/ Klaus Aamann	/s/ Bent Helvang
Name: Klaus Aamann	Name: Bent Helvang
Date: 6/12/07	Date: /s/ 6/12. 2007
Place: Copenhagen	Place: Bark Cph. Selvgade 10.

On behalf of Bristol Worldwide Limited:

/s/ Anders Hageskov
Name: Anders Hageskov
Date: 6/12/07
Place: CPH

On behalf of Bark Corporation A/S:

/s/ Bent Helvang	/s/ Jesper Svane
Name: Bent Helvang, board member	Name: Jesper Svane, board member
Date: 6.12.2007	Date:
Place:	Place:

*****

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